UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2011

 ZOO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34796	71-1033391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3805 Edwards Road, Suite 400
Cincinnati, OH  45209
(513) 824-8297
 (Address of principal executive offices including zip code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to the Current Report on Form 8-K (this “Form 8-K/A”) is being filed to provide additional information to the Current Report on Form 8-K filed by Zoo Entertainment, Inc. on October 14, 2011 (the “Form 8-K”) in response to additional  correspondence received from Panta. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Form 8-K.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 18, 2011, Zoo Publishing received a letter from Panta pursuant to which Panta informed  Zoo Publishing that all obligations of  Zoo Publishing under the Factoring Agreement  have been accelerated and, consequently, all such obligations are immediately due and payable. Panta’s October 18, 2011 letter also states that such obligations are accruing interest on the terms reported in the Form 8-K. As of October 24, 2011, the amount of the direct financial obligations under the Factoring Agreement are approximately $1,025,000.

Zoo Publishing continues to engage in discussions with Panta regarding the possibility of amending the current terms of the Factoring Agreement and/or obtaining a waiver or forbearance, although Zoo Publishing can provide no assurances in this regard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zoo Entertainment, Inc.

Date: October 24, 2011	By:	/s/ Mark Seremet
Mark Seremet
Chief Executive Officer